PRICING SUPPLEMENT NO. 83                                        Rule 424(b)(3)
DATED: May 6, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes    Book Entry Notes
$20,000,000                     [x]                    [x]

Original Issue Date:            Fixed Rate Notes       Certificated Notes
May 11, 1998                    [_]                    [_]


Maturity Date:                  CUSIP#: 073928 BT 9
May 11, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                              Optional             Optional
                          Redemption          Repayment            Repayment
Redeemable On             Price(s)            Date(s)              Price(s)
-------------             -----------         ---------            ----------

N/A                       N/A                 N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------


Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%
-------------------------------------

*        The 11th of each month.

**       The 11th of each month.

*** The one-month LIBOR rate on May 7, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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